                      "CONFIDENTIAL TREATMENT REQUESTED"

                               REDACTED VERSION

                                                                   EXHIBIT 10.72

                                                  Air Wisconsin Contract No. 081


================================================================================


                      AIRCRAFT PURCHASE AND SALE AGREEMENT
                         Dated as of December 31, 1994


                                     Between


                              Mesa Airlines, Inc.,


                                                                        as Buyer

                                       And


                              AIR WISCONSIN, INC.,

                                                                       as Seller


================================================================================

                                TABLE OF CONTENTS

ARTICLE                         HEADING                           PAGE

ARTICLE I     PURCHASE AND SALE OF AIRCRAFT..........................1

  Section 1.1....................Aircraft Subject to Purchase and Sale    1
  Section 1.2...............................Seller's Assignment Option    1
  Section 1.3....................................Seller's Lease Option    2

ARTICLE II    AIRCRAFT PRICE AND PAYMENTS; PRICE ADJUSTMENT;
              DEPOSITS...............................................2

  Section 2.1..................................Aircraft Purchase Price    2
  Section 2.2.................................................Deposits    3
  Section 2.3.....................................Payment Instructions    3
  Section 2.4..................................Credits and Adjustments    3
  Section 3.1..................................Aircraft Delivery Dates    4
  Section 3.2........................................Place of Delivery    5
  Section 3.3.................................................Transfer    5
  Section 3.4...................................Title and Risk of Loss    7

ARTICLE IV    INSPECTION, ACCEPTANCE FLIGHT AND ACCEPTANCE OF THE
              AIRCRAFT...............................................7

  Section 4.1........................................................7
  Section 4.2................................Delays Due to Corrections    9
  Section 4.3.......................................Buyer's Acceptance    9
  Section 4.4........................................Buyer's Rejection    10

ARTICLE V     AIRCRAFT WARRANTIES AND DISCLAIMERS...................10

  Section 5.1.......................Seller's Disclaimers of Warranties    10
  Section 5.2        Seller's Disclaimers of Prior Representations and
  ..........................................................Statements    11
  Section 5.3.            Exceptions to Seller's Disclaimers; Seller's
  ..........................................................Warranties    11
  Section 5.4...................................Buyer's Acknowledgment    11
  Section 5.5..................Assignment of Manufacturers' Warranties    12

ARTICLE VI    TAXES AND DUTIES......................................12

  Section 6.1.......................................................12
  Section 6.2.......................................................13
  Section 6.3.......................................................13
  Section 6.4.......................................................13
  Section 6.5.......................................................13

ARTICLE VII   DELAY IN PERFORMANCE; LOSS OR DESTRUCTION OF
              AIRCRAFT..............................................13

  Section 7.1....................................................Delay    13
  Section 7.2..........................Loss or Destruction of Aircraft    14

ARTICLE VIII  INDEMNIFICATION.......................................14

  Section 8.1.......................................................14
  Section 8.2.......................................................15

ARTICLE IX    INSURANCE.............................................16

  Section 9.1.......................................................16
  Section 9.2.......................................................16
  Section 9.3.......................................................17
  Section 9.4.......................................................17

ARTICLE X     PAINTING OF AIRCRAFT..................................17

ARTICLE XI    DEFAULTS AND REMEDIES.................................17

  Section 11.1......................................................17
  Section 11.2......................................................18
  Section 11.3......................................................18

ARTICLE XII   TRANSACTION EXPENSES..................................19

ARTICLE XIII  OPINIONS OF COUNSEL; BOARD RESOLUTIONS................19

  Section 13.1......................................................19
  Section 13.2......................................................19
  Section 13.3......................................................19

ARTICLE XIV   MISCELLANEOUS.........................................20

  Section 14.1...............................................Amendment    20
  Section 14.2...........................................Choice of Law    20
  Section 14.3........................................Entire Agreement    20
  Section 14.4............................................Further Acts    20
  Section 14.5.............................................Assignments    20
  Section 14.6..................................................Waiver    20
  Section 14.7............................................Severability    20
  Section 14.8................................................Captions    20
  Section 14.9............................................Counterparts    20

Signatures..........................................................21

EXHIBITS

EXHIBIT A      --    Aircraft Documentation

EXHIBIT B      --    Form of Aircraft Delivery Receipt

EXHIBIT C-1    --    Form of FAA Aircraft Bill of Sale

EXHIBIT C-2    --    Form of Aircraft Bill of Sale (Longform)

                      AIRCRAFT PURCHASE AND SALE AGREEMENT

    THIS AIRCRAFT PURCHASE AND SALE AGREEMENT (this "Agreement" ), made and entered into as of this 31st day of December, 1994, by and between Air Wisconsin, Inc., a Wisconsin corporation ("Seller"), and Mesa Airlines, Inc., a New Mexico corporation ("Buyer" ).

    WHEREAS, Seller desires to sell the Aircraft (as hereafter defined) to Buyer and Buyer desires to purchase the Aircraft;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                          PURCHASE AND SALE OF AIRCRAFT

   Section 1.1. Aircraft Subject to Purchase and Sale. Pursuant to the terms and subject to the conditions contained in this Agreement, Seller hereby agrees to sell and deliver (or cause the delivery) to Buyer, and Buyer hereby agrees to purchase and accept from Seller, the following ten (10) aircraft:

         A. Dash 8-100 Aircraft. Four (4) de Havilland model DHC-8-100 aircraft bearing U.S. registration numbers N416AW, N417AW, N418AW and N419AW (each airframe thereof "Dash 8-100 Airframe" and, together with the two (2) Pratt & Whitney model PW120 engines ("PW120 Engines"), two (2) Hamilton Standard model propellers ("Propellers"), components, equipment and parts installed thereon, and the aircraft documentation set forth in Exhibit A (the "Aircraft Documentation") applicable to such aircraft, a "Dash 8-100 Aircraft"); and

         B. Dash 8-300 Aircraft. Six (6) de Havilland model DHC-8-300 aircraft bearing U.S. registration numbers N431AW, N432AW, N433AW, N434AW, N435AW and N436AW (each airframe thereof a "Dash 8-300 Airframe" and, together with the two (2) Pratt & Whitney model PW123 engines ("PW123 Engines"), two (2) Propellers, components, equipment and parts installed thereon, and the Aircraft Documentation applicable to such aircraft, a "Dash 8-300 Aircraft").

    For convenience of reference, the Dash 8-100 Aircraft and the Dash 8-300 Aircraft are hereinafter collectively described sometimes as the "Aircraft" (each, individually, as an "Aircraft"), and the PW120 Engines and the PW123 Engines are hereinafter described sometimes as the "Engines" (each, individually, as an "Engine").

   Section 1.2. Sellers Assignment Option. Seller may elect, at any time up to ninety (90) days prior to the relevant Delivery Date (as such term is defined in Section 3.1 hereof)of any one or more of the six (6) Aircraft which are subject to mortgage and security agreements which collaterallize Seller's existing note obligations to Export Development Corporation ("EDC") with respect to such Aircraft (the "EDC Aircraft"), to assign to Buyer

Seller's existing note obligations to EDC with respect to any one or more EDC Aircraft in lieu of Seller paying off such note obligation and terminating the mortgage and security agreement related thereto. In the event of such assignment the outstanding principal balance of (together with any accrued and unpaid interest on) the note associated with such EDC Aircraft as of its relevant Delivery Date will be credited against, or subtracted from, the balance of its "Purchase Price" (as such term is defined in Section 2.1 hereof) remaining due and owing to Seller upon delivery; provided, if Buyer does not have (or is not assigned) the right to prepay any such assigned note without penalty, such note's payment provisions (e.g., its amortization schedule, payment amounts and interest rate), when considered in the aggregate, shall be no less favorable than Buyer can demonstrate that it could secure elsewhere.

[CONFIDENTIAL PORTION DELETED].

                                   ARTICLE II
             AIRCRAFT PRICE AND PAYMENT; PRICE ADJUSTMENT; DEPOSITS

   Section 2.1. Aircraft Purchase Price. Subject to application of the "Initial Deposit" and the "Supplemental Deposit" (as such terms are defined below) and any credits or adjustments specifically referenced in this Article, Buyer will pay Seller the aggregate purchase price for all ten (10) of the Aircraft sold hereunder of [CONFIDENTIAL PORTION DELETED], which aggregate purchase price is allocated between the individual Aircraft as follows:

         A. The purchase price payable for each Dash 8-100 Aircraft ("Dash 8-100 Purchase Price"), before application of one-tenth (1/10th) of the sum of the Initial Deposit and the Supplemental Deposit and any other credits or adjustments specifically referenced in this Article, shall be [CONFIDENTIAL PORTION DELETED]; and

         B. The purchase price payable for each Dash 8-300 Aircraft ("Dash 8-300 Purchase Price" and, generically with the Dash 8-100 Purchase Price, the "Aircraft Purchase Price"), before application of one-tenth (1/10th) of the sum of the Initial Deposit and the Supplemental Deposit, and any other credits or adjustments specifically referenced in this Article, shall be [CONFIDENTIAL PORTION DELETED].

   Section 2.2. Deposits.

    A. Initial Deposit. An initial deposit for the Aircraft of Two Million United States Dollars (US$2,000,000.00) (the "Initial Deposit") has been paid by Buyer, pursuant to the payment instruction of Seller, to United Air Lines, Inc. ("United"). The Initial Deposit is non-refundable to Buyer.

    B. Supplemental Deposit. Upon execution and delivery of this Agreement, and as a condition precedent to Seller's obligations hereunder, Buyer will pay to United (unless Seller, prior to the delivery of an Aircraft, shall otherwise direct Buyer in writing), a supplemental deposit for the Aircraft of Eighteen Million United States Dollars (US$18,000,000.00) (the "Supplemental Deposit"). The Supplemental Deposit is non-refundable to Buyer.

    C. Allocation of Deposits. Seller will apply one-tenth (1/10th) of the sum of the Initial Deposit and the Supplemental Deposit as a credit against the applicable Aircraft Purchase Price of a relevant Aircraft provided, if Seller exercises its option to lease rather than sell any one or more of the EDC Aircraft to Buyer pursuant to Section 1.3 hereof, then such portion of the Initial Deposit and the Supplemental Deposit which would otherwise have been credited against the applicable Aircraft Purchase Price will be reallocated on a pro rata basis among the then remaining undelivered Aircraft still subject to Seller's sale and Buyer's purchase obligations (and, if no such Aircraft remain undelivered, then such amount will be refunded to Buyer upon Buyer's acceptance of delivery of the last of the "Twelve Aircraft" (as defined below)).

   Section 2.3. Payment Instructions. All payments due hereunder to Seller shall (unless Seller, prior to the delivery of an Aircraft, shall otherwise direct Buyer in writing) be made by Buyer to United by wire transfer of immediately available funds in U.S. dollars to United's account at The First National Bank of Chicago, N.A., Chicago, Illinois, Attn: Transportation Group, with instructions to credit United Air Lines, Special Account No. 51-67795, and with the request that said bank advise United's Vice President and Treasurer, as well as Seller's Treasurer, of United's receipt of such funds (or to such other account as Seller may have directed Buyer in writing). Actual receipt of funds by United (or by such other person as Seller may direct) will be a condition precedent to Seller's obligation to transfer title to the Aircraft. Seller will transfer title to the Aircraft to Buyer upon Seller's receiving confirmation, reasonably satisfactory to it, that such funds have been transferred.

   Section 2.4. Credits and Adjustments.

    A. Maintenance Status and Condition. Except as specifically stated in this Article, no adjustments will be made to any amount owing hereunder based on the maintenance status or condition of any of the Aircraft or any of its or their respective Engines, Propellers, auxiliary power units, landing gears, components, equipment or parts or based on any other fact, circumstance or situation whatsoever, whether contemplated or unforeseeable.

[CONFIDENTIAL PORTION DELETED].

[CONFIDENTIAL PORTION DELETED].

                                  ARTICLE III
                    AIRCRAFT DELIVERY; TITLE AND RISK OF LOSS

   Section 3.1. Aircraft Delivery Dates. Seller will determine the order of delivery of the Aircraft and the "Sublease Aircraft" (as defined in the Omnibus Agreement dated as of the date hereof among Seller, Buyer and United, the "Omnibus Agreement") (collectively, such Sale Aircraft and Sublease Aircraft, the "Twelve Aircraft"). The Twelve Aircraft will have the following initially scheduled delivery dates, and Seller will deliver the Aircraft to Buyer, and Buyer will accept delivery of the Aircraft from Seller, on any ten (10) of the following twelve (12) delivery dates: first two
(2) of the Twelve Aircraft, January 4, 1995 (provided, if by that date Buyer has not obtained an air carrier operating certificate and operations specification issued by the Federal Aviation Administration under Part 121 of the FAR or successor provisions authorizing Buyer's operation of the Aircraft, then Seller will use reasonable efforts to encourage ACA to provide, at Buyer's cost, ACA flight crews sufficient to operate such Aircraft pursuant to ACA's operations specification for a period of up to one month after sale and delivery of these two of the Twelve Aircraft to Buyer); second two (2) of the Twelve Aircraft, January 17, 1995; fifth (5th) of the Twelve Aircraft, February 10, 1995; sixth
(6th) of the Twelve Aircraft, February 15, 1995; seventh (7th) of the Twelve Aircraft, February 24, 1995; eighth (8th) and ninth (9th) of the Twelve Aircraft, March 3, 1995; tenth (10th) of the Twelve Aircraft, March 15, 1995; and the last two (2) of the Twelve Aircraft, March 31, 1995 (hereinafter, collectively, such scheduled delivery dates, the "Delivery Dates"); provided, Seller will work with Buyer in good faith, and will adjust the initially scheduled Delivery Dates, as necessary, to provide for a commercially reasonable transition of the Twelve Aircraft and their entry into Buyer's revenue service; provided, further, the parties recognize that Seller also will need to adjust the initially scheduled Delivery Dates, as necessary, to provide for a commercially reasonable phase-out of the Twelve Aircraft's operation in ACA's revenue service and their return under ACA's current leases and subleases with Seller, and that, if a conflict arises between the terms of this "provided" clause and the terms of the immediately preceding "provided" clause, the terms of this "provided" clause will take precedence: provided, finally, notwithstanding the foregoing "provided" clauses, in no event will the delivery of any of the first ten (10) of the Twelve Aircraft be adjusted to a Delivery Date later than March 15, 1995, and in no event will the delivery of any of the last two (2) of the Twelve Aircraft be adjusted to a Delivery Date later than April 15, 1995.

   Section 3.2. Place of Delivery. The Aircraft will be delivered to Buyer at an airport or maintenance provider locale in the continental United States, no further west than Colorado, chosen by Buyer and designated pursuant to a written notice provided to Seller no less than thirty (30) days prior to the relevant Delivery Date of an Aircraft, or at such alternate site as may be mutually agreed upon in writing. If delivery is made at an alternate site, at Buyer's request, Buyer shall promptly reimburse Seller for any increased costs incurred by Seller as a result thereof. Buyer will be responsible for registering each of the Aircraft and providing the "flying time wire" and all other FAA required documentation in connection with the operation of the Aircraft after each relevant "Transfer" (as defined below).

   Section 3.3. Transfer.

    A. Defined. For the purpose of this Agreement, "Transfer" shall mean, with respect to each Aircraft being delivered hereunder, the transfer by Seller to Buyer of Seller's right, title and interest in and to such Aircraft, by the delivery by Seller to Buyer of an FAA Bill of Sale (Form AC 8050-2) and an Aircraft Bill of Sale in the form of Exhibits

C-1 and C-2 hereto, respectively, covering such Aircraft. "Transfer Date" shall mean, with respect to each Aircraft being delivered hereunder, the date that the Transfer takes place.

    B. Conditions Precedent to Seller's Obligation to Transfer. The obligation of Seller, with respect to each Aircraft being delivered hereunder, to Transfer such Aircraft to Buyer shall be subject to the satisfaction of each of the following conditions precedent; provided, that it shall not be a condition precedent to the obligations of Seller that any document be produced or action taken that is to be produced or taken by Seller, United or UAL Corporation ("UAL") (or by an affiliate of any thereof):

         (i) On or before the Transfer Date, Seller shall have received the certificate of insurance and the report of Buyer's independent insurance broker evidencing the coverage required under Article IX hereof with respect to such Aircraft in form and substance satisfactory to Seller;

        (ii) On or before the Transfer Date, acceptance by Buyer of such Aircraft, pursuant to the terms and conditions of Article IV hereof, by delivery by Buyer to Seller of a completed and executed Aircraft Delivery Acceptance Receipt, substantially in the form set out as Exhibit B hereto;

       (iii) On or before the Transfer Date, termination by Seller, as lessor, and ACA, as lessee, of the operating lease agreement applicable to such Aircraft, and the filing of a lease termination agreement or amendment to the relevant operating lease agreement with the FAA Bureau of Aircraft Registration in Oklahoma City, Oklahoma ("FAA Aircraft Registry"); and

        (iv) On the Transfer Date, purchase of such Aircraft by Buyer by its payment to Seller, and Seller's actual receipt, of the remaining balance of the "Aircraft Purchase Price" in accordance with the terms hereof after application of the prorated portion of the "Initial Deposit" and "Supplemental Deposit" (as such terms are defined herein) and any other credits specifically described herein with respect to such Aircraft.

    C. Conditions Precedent to Buyer's Obligation to Purchase Aircraft. The obligation of Buyer, with respect to each Aircraft being delivered hereunder, to purchase such Aircraft by Buyer's payment to Seller of the remaining balance of the Aircraft Purchase Price in accordance with the terms hereof (after application of the prorated portion of the Initial Deposit and Supplemental Deposit and any other credits specifically described herein with respect to such Aircraft), shall be subject to the satisfaction of each of the following conditions precedent; provided, that it shall not be a condition precedent to the obligations of Buyer that any document be produced or action taken that is to be produced or taken by Buyer (or by an affiliate thereof):

         (i) On or before the Transfer Date, Tender of the relevant Aircraft by Seller to Buyer for Transfer, substantially in accordance with the terms and conditions of Section 4.1 hereof;

        (ii) On or before the Transfer Date, termination by Seller, as lessor, and ACA, as lessee, of the operating lease agreement applicable to such Aircraft, and the filing of a lease termination agreement or amendment to the relevant operating lease agreement with the FAA Aircraft Registry;

    [CONFIDENTIAL PORTION DELETED].

    [CONFIDENTIAL PORTION DELETED].

    D. FAA Filings. Upon the Transfer of each Aircraft by Seller to Buyer, Buyer shall file with the FAA Aircraft Registry (i) the FAA Bill of Sale by Buyer,
(ii) an FAA Aircraft Registration Application completed and signed by Buyer, and
(iii) a request for an FAA "flying time wire", in each case (i) through (iii) covering such Aircraft.

   Section 3.4. Title and Risk of Loss. Except as otherwise provided herein, upon Transfer of each Aircraft to Buyer, title to and risk of loss or damage to such Aircraft from any cause whatsoever and exclusive care, custody and control thereof will pass to Buyer.

                                   ARTICLE IV
          INSPECTION, ACCEPTANCE FLIGHT AND ACCEPTANCE OF THE AIRCRAFT

   Section 4.1. As a condition precedent to Buyer's obligations to accept the Transfer of an Aircraft being tendered for delivery, immediately prior to the Transfer the Aircraft shall be in a condition substantially in accordance with the following Subsections A. through F., below, and Buyer shall have the inspection and delivery acceptance flight rights set forth in Subsections G. and H., respectively, below:

         A. Airworthiness. The Aircraft shall be duly certified as an airworthy aircraft by the FAA.

         B. Free of Liens. The Aircraft shall be free and clear of any and all mortgages, pledges, security interests, liens, claims, encumbrances or other charges or rights of others of any kind (hereinafter, collectively "Liens") (except, if Seller has exercised its option under Section 1.2 or 1.3 hereof, rather than pay off the note obligations applicable to such Aircraft, Liens arising as a result of or attributable to either (i) the lender Export Development Corporation or its designated successors or assigns, or (ii) Seller, United or UAL (or any affiliate of any thereof) in connection with the transactions, if any, contemplated under Section 1.2 or 1.3 hereof).

         C. Operating Condition. The Aircraft shall be suitable and eligible under the Federal Aviation Regulations ("FAR") for operation in regularly scheduled commercial airline passenger service in the United States.

         D. Cleanliness and Operability. The Aircraft shall be clean by United States commercial airline operating standards and shall have all systems and components operable and all pilot discrepancies cleared.

         E. Airworthiness Directives and Mandatory Service Bulletins. All FAA airworthiness directives applicable to the Aircraft, and all manufacturer's mandatory service bulletins applicable to the Aircraft (including the Airframe, Engines, Propellers, APU and Landing Gears) shall have been complied with, in each case which (i) have been issued before October 16, 1994 and (ii) have an effective date for compliance on or before October 16, 1994.

         F. Records. Seller shall deliver or cause to be delivered to Buyer all logs, manuals, drawings and data and inspection, maintenance, modification and overhaul records in respect of the Aircraft (including information regarding the time, "Hours" and "Cycles" on all Engines, Propellers, APU, Landing Gears and "Controlled Components," as such terms are defined in the operating lease agreement with ACA applicable to such Aircraft) required to be maintained under applicable rules and regulations of the FAA, in the English language and completed and updated through the relevant Delivery Date. As a condition precedent to Buyer's obligations to accept the Transfer, Seller will promptly correct or cause the correction of any defects, inaccuracies and omissions in such records and other documentation, as required under ACA's FAA-approved maintenance program (the "Maintenance Program"), which are noted by Buyer prior to the applicable Transfer.

         G. Delivery Inspection. Not more than five days before the scheduled Delivery Date of an Aircraft, up to two representatives of Buyer shall have the right to conduct, at Seller's expense (except Buyer shall pay for the fees and costs of its own representatives), a functional ground inspection (the "Ground Check") of the Aircraft in accordance with the Maintenance Program sufficient to allow Buyer to confirm the condition of the Aircraft, the satisfactory operation of all systems and the Aircraft's compliance with the requirements of this Agreement; provided, Seller shall not be required to open, or cause the opening of, any sealed maintenance access doors, panels, bays, etc. in connection with such inspection. Seller shall provide or cause to be provided reasonable assistance to Buyer as shall be necessary to allow Buyer to properly complete its inspection. Upon completion of the foregoing, the representatives of Buyer shall indicate any discrepancies in the condition of the Aircraft from that required by the express terms of this Agreement and any improper operation of any systems, and, as a condition precedent to Buyer's obligations to accept the Transfer, Seller shall correct or cause to be corrected such discrepancies before the Delivery Date (or as soon thereafter as is reasonably practicable) at its sole cost and expense.

         H. Acceptance Flight. Upon correction by Seller of all discrepancies disclosed pursuant to Subsection G. above, on or before the Transfer Date Seller shall conduct (or cause to be conducted) a maximum takeoff power assurance run ("Power Assurance Run") on each Engine and Propeller in accordance with the Maintenance Program and an acceptance flight of the Aircraft for a duration of not more than two hours in accordance with ACA's standard flight operating procedures with up to two representatives of Buyer (or more if consented to by Seller) on board to inspect and verify the airworthiness condition of the Aircraft and the operational condition of its systems (such acceptance flight hereinafter called the "Delivery Acceptance Flight"). Such representatives shall participate in such Delivery Acceptance Flight at their own risk and neither Seller nor United (nor any affiliate, director, officer, employee or agent of either Seller or United), shall be liable for any loss, cost or expense incurred by any such representative in connection with such Delivery Acceptance Flight; provided, further, Buyer hereby agrees to indemnify, defend and hold harmless Seller and United (and their respective affiliates, directors, officers, employees and agents) against any loss, cost or expense incurred because of any injury or death to any such representative during such Delivery Acceptance Flight. Such representatives shall merely be observers on such Delivery Acceptance Flight, but all reasonable requests of such representatives with respect to demonstrating the airworthiness of the Aircraft and its compliance with the terms and conditions hereof shall be complied with, to the extent practicable. Promptly following the Delivery Acceptance Flight, the representatives of Buyer shall indicate any reasonable discrepancies in the airworthiness condition of the Aircraft or the operational condition of its systems which are outside of the serviceable limits specified by the Maintenance Program, and, as a condition precedent to Buyer's obligations to accept the Transfer, such discrepancies shall be corrected, or caused to be corrected, by Seller pursuant to or in accordance with the Maintenance Program as soon as possible, at Seller's sole cost and expense. If another flight is required in accordance with the Maintenance Program to verify that the identified discrepancies have been corrected, then, as a condition precedent to Buyer's obligations to accept the Transfer, Seller will accomplish the verification on another Delivery Acceptance Flight, with up to two representatives of Buyer on board to observe such verification.

   Section 4.2. Delays Due to Corrections. Any reasonable delay in Transfer of any Aircraft caused by Seller's correction (or its causing the correction) of discrepancies discovered and noted by Buyer during the Ground Check, Power Assurance Run, Delivery Acceptance Flight or other inspection will be deemed to not be a breach of this Agreement by Seller, and therefore will not excuse any failure by Buyer to accept Seller's tender of such Aircraft for Transfer upon correction of such discrepancies.

   Section 4.3. Buyer's Acceptance. Promptly upon the completion of the Delivery Acceptance Flight (or any follow-up verification flight described in Section 4.1.H, if applicable), Buyer shall give written notice to Seller of either its acceptance or rejection of such Aircraft. If such Aircraft is accepted by Buyer, then Buyer shall deliver to Seller a completed and executed Aircraft Delivery Acceptance Receipt in the form set out as Exhibit B hereto, and no other acknowledgment or receipt of such Aircraft or its condition shall be required by Seller or Buyer (such Aircraft Delivery Acceptance Receipt being evidence of Seller's satisfaction, or Buyer's waiver, of each of the condition precedents to Buyer's obligations set forth in this Section).

   Section 4.4. Buyer's Rejection. If the Aircraft is rejected by Buyer, Buyer shall in such written notice state the reasons for its rejection, specifying in what respects such Aircraft fails to comply with the terms of this Agreement. In the event of rejection of such Aircraft by Buyer, Seller shall promptly notify Buyer as to Seller's concurrence or non-concurrence (and the extent of such non-concurrence) with Buyer's reasons for rejection. If Seller does not concur with Buyer's reason for rejection, the usual remedies for breach of this Agreement shall be preserved to both parties. If Seller concurs with Buyer's reasons for rejection, then, as a condition precedent to Buyer's obligations to accept the Transfer, Seller will promptly proceed to correct the conditions which were specified as the basis for rejection by Buyer and with which Seller concurred. If, after such correction and tender for inspection by Buyer, such Aircraft is not rejected as hereinabove provided, Seller shall proceed with and Buyer will accept delivery thereof by completing and executing an Aircraft Delivery Acceptance Receipt in the form set out as Exhibit B hereto. In the event that Seller shall not, within ninety (90) days after an Aircraft's designated Delivery Date, have corrected or caused the correction of all conditions which were specified as a basis for rejection of such Aircraft by Buyer and with which Seller concurred, all remedies for breach of this Agreement shall be preserved to both parties.

                                   ARTICLE V
                       AIRCRAFT WARRANTIES AND DISCLAIMERS

   Section 5.1. Seller's Disclaimers of Warranties. Except as provided in
Section 5.3 below, the Aircraft (including but not limited to the Airframe and any engines, propellers, APU, landing gears, components, equipment and parts installed thereon, and any of the aircraft documentation applicable to such Aircraft, and any other equipment, parts, data or information sold hereunder) is sold on an "as is" basis, with all faults and without recourse to Seller. The Warranty set forth in Section 5.3 below and the obligations and liabilities of Seller thereunder are expressly in lieu of, and Seller will not be deemed to have made, and Buyer hereby waives, any and all other representations, warranties, duties, and guarantees of any kind whatsoever, express or implied, statutory or otherwise, concerning such Aircraft or the airworthiness thereof (including but not limited to the airframe and any engines, propellers, APU, landing gears, components, equipment and parts installed thereon, and any of the Aircraft documentation applicable to such Aircraft, and any other equipment, parts, data or information sold hereunder), or the value, condition, design, operation, durability or compliance with specification of such Aircraft (including but not limited to the airframe and any engines, propellers, APU, landing gears, components, equipment and parts installed thereon, and any of the Aircraft documentation applicable to such Aircraft, and any other equipment, parts, data or information sold hereunder), including, but not limited to any implied warranty of merchantability or fitness for any particular purpose, and Buyer hereby waives any and all rights and remedies it may have against seller relating to any of the foregoing and arising by law or otherwise including but not limited to any obligation arising from the negligence (whether active, passive or any other type) of Seller, its Directors, Officers, Agents or Employees (excluding, however, its or their willful misconduct) or with respect to loss of use, revenue or profit, the existence of any latent, inherent or any other defect (whether or not discoverable), or as to the infringement of any patent, copyright, design or other proprietary right, or other incidental or consequential damages. No agreement or understanding varying, altering or extending Seller's liability hereunder will be binding on Seller unless in writing and signed by Seller's and Buyer's duly authorized officer or representative.

   Section 5.2. Seller's Disclaimers of Prior Representations and Statements. Any prior representations or statements, whether oral or written, made by Seller (or any affiliate thereof) as to the condition or fitness of any of the Aircraft (including but not limited to the Airframe and any engines, propellers, APU, landing gears, components, equipment and parts installed thereon, and any of the Aircraft documentation applicable to such Aircraft, and any other equipment, parts, data or information sold hereunder), or their capability or capacity, are superseded hereby and any such representations or statements not specifically set forth in this Agreement are hereby withdrawn by Seller (on its own behalf and on behalf of any of its Affiliates which may have made any such representation or statement), shall not be applicable to the transactions contemplated hereby and are of no further force and effect, and Buyer acknowledges that Buyer has not relied and is not relying on any such representation or statement.

   Section 5.3. Exceptions to Seller's Disclaimers; Seller's Warranties'. Seller hereby represents and warrants to Buyer that at the time of Transfer of the Aircraft, to the extent applicable, that: (a) Seller will have legal and beneficial title to the Aircraft; and (b) title thereto will be transferred to Buyer free and clear of any Liens (except, if Seller has exercised its option under Section 1.2 or 1.3 hereof, rather than pay off the applicable note obligations, Liens arising as a result of or attributable to either (i) the lender Export Development Corporation or its designated successors or assigns, or (ii) Seller, United or UAL) (or any affiliate of Seller, United or UAL) in connection with the transactions contemplated under Section 1.2 or 1.3 hereof), other than Liens arising as a result of or attributable to Buyer.

   Section 5.4. Buyer's Acknowledgment. Buyer expressly agrees and acknowledges that none of the Seller, UAL, nor united, nor any affiliate of any thereof is the manufacturer of any of the Aircraft (including but not limited to the airframe and any engines, propellers, APU, landing gears, components, equipment and parts installed thereon, and any of the Aircraft documentation applicable to such aircraft, and any other equipment, parts, data or information sold hereunder), and that each Aircraft (including but not limited to the airframe, engines, propellers, APU, landing gears, components, equipment and parts installed thereon, and the aircraft documentation applicable to such aircraft, and any other equipment, parts, data or information sold hereunder) is of a make, size, design and capacity desired by buyer for the purposes intended by Buyer and is a used Aircraft (including but not limited to any used airframe, used engines, used propellers, used APU, used landing gears, used components, used equipment and used parts installed thereon), and Buyer confirms that it has not, in entering into this agreement, relied on any condition, warranty or representation by Seller, UAL or United (or any affiliate of any thereof), express or implied, whether arising by applicable law or otherwise in relation to any of the Aircraft (including but not limited to the airframe, engines, propellers, APU, landing gears, components, equipment and parts installed thereon, and the aircraft documentation applicable to such Aircraft, and any other equipment, parts, data or information sold hereunder), including, without limitation, warranties or representations as to the description, quality, durability, airworthiness, merchantability, fitness for any use or purpose, value, condition, design or operation of any kind or nature of any of the Aircraft (including but not limited to the airframe and any engines, propellers, APU, landing gears, components, equipment and parts installed thereon), as to the absence of any latent, inherent or any other defects (whether or not discoverable), or as to the infringement of any patent, copyright, design or other proprietary right; and the benefit of any such condition, warranty or representation by Seller, UAL or United (or any affiliate of any thereof), is hereby irrevocably and unconditionally waived by Buyer.

   Section 5.5. Assignment of Manufacturers' Warranties. Seller hereby assigns, effective as of Transfer on or about the designated Delivery Date of each relevant Aircraft, to Buyer as its interests may appear, any and all existing assignable warranties, service life policies and patent indemnities of manufacturers and maintenance and overhaul agencies to or for Seller, of or for the Aircraft. To the extent that such rights are not assignable, Buyer hereby is subrogated to all such rights of Seller. Upon Buyer's request, Seller will give Buyer reasonable assistance in enforcing the rights of Buyer arising under such warranties, service life policies and patent indemnities, but Buyer will reimburse Seller on demand for reasonable costs and expenses (including attorney's fees and expenses) incurred by Seller in rendering such assistance. From time to time, upon the request and at the cost of Buyer, Seller will give notice to any such manufacturers, maintenance and overhaul agencies of the assignment of such warranties, service life policies and patent indemnities to Buyer. Seller makes no representation or warranty as to the assignability of any such rights or as to the validity or scope of any such subrogation.

                                   ARTICLE VI
                                TAXES AND DUTIES

   Section 6.1. Buyer will pay, upon demand, and agrees to indemnify Seller, UAL, United and any affiliate of any thereof (each, a "Tax Indemnitee") against and hold each Tax Indemnitee harmless from any and all taxes, assessments, charges, fees or duties of any nature whatsoever (hereinafter, collectively, "Taxes") (excluding any Taxes levied upon a Tax Indemnitee's net income) imposed by any United States federal, state or local government jurisdiction or taxing authority or any foreign government or taxing authority, together with any penalties, fines or interest thereon required to be paid by a Tax Indemnitee or Buyer as a result of the sale, use, delivery or transfer of any of the Aircraft under this Agreement or the Agreement in Principle dated October 16, 1994 among Seller, United and Buyer (such agreement, the "Agreement in Principle").

   Section 6.2. If a claim is made against a Tax Indemnitee for any such Taxes together with any penalty, fine or interest thereon, such Tax Indemnitee, upon receiving notice of such claim, will promptly notify Buyer. If requested by Buyer in writing, such Tax Indemnitee will, at Buyer's expense, take such action as Buyer may reasonably direct with respect to such claim. Any payment by a Tax Indemnitee of such Taxes together with any penalty, fine or interest thereon, will be made under protest if so directed by Buyer. If payment is made, such Tax Indemnitee will, at Buyer's expense, take such action as Buyer may reasonably direct to recover such payment. If all or any part of any such Taxes together with any penalty, fine or interest thereon, is refunded, such Tax Indemnitee will repay Buyer such part thereof as Buyer will have paid including any interest received thereon. Buyer will pay a Tax Indemnitee upon demand for all expenses (including without limitation, all costs, expenses, losses, reasonable legal and accountants' fees and disbursements, penalties and interest) incurred by such Tax Indemnitee in making payment, protesting payment, endeavoring to obtain a refund of any such Taxes together with any penalty, fine or interest, or enforcing such Tax Indemnitee's rights against Buyer under this Article VI.

   Section 6.3. The amount which Buyer will be required to pay with respect to this Article VI will be an amount sufficient to restore a Tax Indemnitee to the same position such Tax Indemnitee would have been in had such liability not been incurred. If a Tax Indemnitee realizes a permanent tax benefit by reason of any payments made by Buyer pursuant to this Article VI, such Tax Indemnitee will promptly pay to Buyer (but not before Buyer has made all payments theretofore due such Tax Indemnitee under this Article), an amount equal to, but not to exceed, the sum of such tax benefit plus any other permanent tax benefit realized by such Tax Indemnitee as the result of any payment made by such Tax Indemnitee pursuant to this Section. It is intended that a Tax Indemnitee should not realize a net tax benefit pursuant to this Article unless Buyer has first been made whole for any payments by it to such Tax Indemnitee pursuant to this
Article VI.

   Section 6.4. Each Tax Indemnitee will work in good faith with Buyer and will take all reasonable steps to minimize any such Taxes, including, if possible, arranging for delivery, in accordance with Section 3.2 hereof, at a locale in the continental United States, no further west than Colorado, where such Taxes are minimized.

   Section 6.5. Notwithstanding any other provision of this Agreement, the obligations of Buyer and each Tax Indemnitee under this Section will survive the consummation, completion or termination (or any combination of any thereof) of this Agreement.

                                  ARTICLE VII
              DELAY IN PERFORMANCE; LOSS OR DESTRUCTION OF AIRCRAFT

   Section 7.1. Delay.

    A. If delivery is delayed beyond an Aircraft's designated Delivery Date due to Buyer's fault or responsibility, Buyer shall promptly reimburse Seller for all costs and expenses incurred by Seller as a result of such delay, including but not limited to reasonable amounts for storage, maintenance, insurance, taxes, preservation or protection of such Aircraft, and interest on payments due.

    B. Excusable Delay. Seller will not be responsible nor deemed to be in default on account of any delay in the Transfer of an Aircraft hereunder or in the performance of any other act to be performed by Seller under this Agreement due to causes beyond Seller's control and not occasioned by its intentional acts or gross negligence including, by way of illustration and not of limitation, acts of God, acts of terrorism, acts of public enemies or hostilities, war, warlike operations, insurrection, riots, fires, floods, explosions, earthquakes, epidemics or quarantine restrictions, civil disturbance, any act of government, governmental priorities, allocation regulations or orders affecting materials, facilities or aircraft, strikes or labor troubles causing cessation, slow-down or interruption of work, delay in transportation, delays occasioned by EDC or ACA and covered in
Section 1.2, 1.3 or 3.1 hereof, or due to any other cause to the extent it is beyond Seller's control or not occasioned by Seller's intentional acts or gross negligence. Delays resulting from any of the foregoing causes are referred to as "Excusable Delays."

    C. Termination for Excusable Delay. If, due to an Excusable Delay, delivery of an Aircraft is delayed for a period of more than six (6) months after the Aircraft's designated Delivery Date, then either party may terminate this Agreement with respect to such Aircraft so delayed (and only with respect to such Aircraft) by giving written notice to the other within thirty (30) days after the expiration of such six-month period. Termination under this Section shall terminate and discharge all obligations and liabilities of Buyer and Seller hereunder with respect to such delayed Aircraft and all undelivered items and services to be furnished hereunder which are related thereto. If, following such a six-month period of an Excusable Delay, this Agreement is not terminated with respect to the delayed Aircraft in accordance with the provisions of this Section, then the time of delivery otherwise required hereunder shall be extended by a period equal to the period of the Excusable Delay. The termination provisions set forth in this Section are in substitution for any other rights of termination or contract lapse arising by operation of law by virtue of an Excusable Delay.

   Section 7.2. Loss or Destruction of Aircraft. If, prior to an Aircraft's Transfer on or about its relevant Delivery Date, such Aircraft shall suffer a "Casualty Occurrence" (as defined in the applicable operating lease agreement with ACA), then neither party hereto will have any obligation to the other party with respect to such lost or damaged Aircraft pursuant to this Agreement; provided, that any pro rata portion of the Initial Deposit and Supplemental Deposit that had been allocated to such lost or damaged Aircraft will be reallocated among the remaining undelivered Aircraft (or, if there are no then remaining undelivered Aircraft, such pro rata portion of the Initial Deposit and Supplemental Deposit shall be promptly returned by Seller to Buyer).


[CONFIDENTIAL PORTION DELETED].

[CONFIDENTIAL PORTION DELETED].

                                   ARTICLE IX
                                    INSURANCE

   Section 9.1. Effective upon Transfer of the Aircraft to Buyer and for a period of three (3) years thereafter, Buyer will at its expense maintain, or shall cause to be maintained, insurance for comprehensive airline liability, aircraft third party, contractual liability, property damage, passenger, baggage, cargo and mail and airline general third party (including products) legal liability in an amount not less than of [CONFIDENTIAL PORTION DELETED] United States Dollars [CONFIDENTIAL PORTION DELETED] per occurrence combined single limit bodily injury and property damage aircraft liability insurance with regard to each such Aircraft with insurance carriers of recognized responsibility, which coverage will be endorsed: (a) to name all Indemnitees as additional insureds ("Additional Insureds") thereunder; (b) to expressly provide cross-liability clauses; (c) to expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and shall waive any right of subrogation of the insurers against each Additional Insured;
(d) to expressly provide that, in respect of the respective interests of each Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of Buyer or any affiliate thereof (or any director, officer, agent or employee of either thereof) or any other third party and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Buyer or any affiliate thereof (or any director, officer, agent or employee of either thereof) or any other third party; (e) to expressly provide that such insurance shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured; (f) to expressly waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured; (g) to expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and shall waive any right of subrogation of the insurers against each Additional Insured; and (h) to expressly cover the contractual liability to each of the Additional Insureds assumed by Buyer in Section 8.1 hereof but only to the extent of the contractual liability assumed by Buyer in Section 8.1 hereof; provided, however, that such coverage is at least as comprehensive as that normally maintained by operators of aircraft of a similar type in international commercial operations with respect to such aircraft; provided, further, that such coverage meets or exceeds the dollar limitations set forth in this Section.

   Section 9.2. Buyer will furnish to Seller, prior to Transfer of the relevant Aircraft (and upon any renewal of such insurance contracts), broker's certificates certifying that such policies of insurance, endorsed as required herein, are in full force and effect (together with such waivers of subrogation as described in Section 9.1), and stating the opinion of such firm that such insurance complies with the terms hereof, that all premiums in connection with such insurance then due have been paid, and that Seller will be given thirty
(30) days' prior written notice by the insurers in the event of either cancellation or decrease or material change in such coverage or in said waivers, except that with respect to war risk coverage, seven (7) days prior written notice will be given or, if seven (7) days notice is not available, such lesser period of time as is generally being made available by insurers. Buyer acknowledges that the failure to provide such report to Seller shall have the same effect hereunder as the failure to maintain the insurance otherwise required by this Article IX.

   Section 9.3. In the event that Buyer shall fail to maintain or cause to be maintained insurance as herein provided, Seller or any other additional insured may at its sole option provide such insurance and, in such event, Buyer shall, upon demand, reimburse such additional insured for the cost thereof, without waiver of any other rights such additional insured may have. Buyer will pay an additional insured upon demand for all expenses

(including without limitation, all reasonable legal and accountants' fees and disbursements, and interest) incurred by such additional insured in enforcing such additional insured's rights against Buyer under this Article IX.

    Section 9.4. Notwithstanding any other provision of this Agreement, the obligations of the parties under this Article IX will survive the consummation, completion, or termination (or any combination of any thereof) of this Agreement.

                                    ARTICLE X
                              PAINTING OF AIRCRAFT

    Seller shall, at its own expense, paint (or cause the painting of) any two
(2) of the de Havilland model DHC-8-300 aircraft that are part of the Twelve Aircraft to be delivered. If any one or more of up to two (2) of such Aircraft substantially are otherwise ready for delivery to Buyer and there is insufficient time to have that particular Aircraft painted, then Seller may elect to proceed with the delivery of such Aircraft without pre-delivery painting, and for each unpainted Aircraft Seller will reimburse Buyer for the cost of repainting the Aircraft into the new worldwide livery colors of United Express. Upon Buyer's notification that Buyer has repainted an Aircraft, Seller will immediately pay to Buyer the invoiced cost for such repainting, subject to an aggregate maximum amount payable by Seller for all of the Aircraft repainted by Buyer equal to the product of (a) the number of Aircraft painted post-delivery by Buyer, multiplied by (b) the average dollar amount per Aircraft that Seller has to that date been charged to have certain of the other Aircraft of the same model painted. Buyer shall be entitled to operate the unpainted Aircraft in the livery in which it is delivered until such time as the Aircraft would be repainted by Buyer in the ordinary course of business.

                                   ARTICLE XI
                              DEFAULTS AND REMEDIES

    Section 11.1. The occurrence of any one or more of the following will constitute an event of default ("Event of Default") under this Agreement:

                    A. Either party refuses, neglects or fails to perform, observe and keep any of the covenants, agreements, terms or conditions contained herein on its part to be performed, observed and kept, and such refusal, neglect or failure continues for a period of thirty (30) days after written notice thereof (except, in the case of nonpayment of money due, wherein such refusal, neglect or failure continues for a period of two (2) business days after written notice); or

                    B. (i) Either party files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent, or files any petition or answer seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present or future statutes, laws or regulations, or seeks or consents to, or acquiesces in the appointment of any trustee, or makes any general assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or

                           (ii) A petition is filed against either party seeking any reorganization, composition, readjustment, liquidation or similar relief under any present or future statutes, laws or regulation, and remains undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, receiver or liquidator of either party is appointed, which appointment remains unvacated, or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

         [CONFIDENTIAL PORTION DELETED].

    Section 11.2. Upon the occurrence of an Event of Default attributable to Seller under this Agreement, Buyer in its sole discretion may by written notice effective immediately terminate this Agreement as to any or all of the Aircraft which have not yet been sold and delivered to Buyer, and Buyer shall be entitled to the immediate return from Seller of the pro rata portion of the Initial Deposit and Supplemental Deposit that had been allocated to such designated undelivered Aircraft. Neither termination of this Agreement nor the receipt of such monies by Buyer will limit or impair any other rights or remedies which Buyer may have as a result of Seller's default or constitute an election of remedies by Buyer.

    Section 11.3. Upon the occurrence of an Event of Default attributable to Buyer, Seller in its sole discretion may by written notice effective immediately terminate this Agreement as to any or all of the Aircraft which have not yet been sold and delivered to Buyer, and Buyer thereafter shall have no further rights with respect to any such designated undelivered Aircraft. Termination of this Agreement will not limit or impair any other rights or remedies which Seller may have as a result of Buyer's default or constitute an election of remedies by Seller.

                              TRANSACTION EXPENSES

    Except as otherwise provided in this Agreement, each party will bear its own fees and expenses related to preparation of this Agreement, the Transfer of the Aircraft and the consummation of the transactions contemplated hereby; provided, however, that Seller and Buyer agree to share equally the fees and costs related to filings for recordation with the Federal Aviation Administration in Oklahoma City, and any related filings under the Uniform Commercial Code.

                     OPINIONS OF COUNSEL; BOARD RESOLUTIONS

    Section 13.1. Not later than the date hereof, Buyer will provide Seller a written opinion of its general counsel addressed to Seller stating that Buyer is validly organized and existing and in good standing under the laws of the State of New Mexico; that this

Agreement has been validly executed by Buyer and that Buyer's obligations under this Agreement are binding, valid and enforceable in accordance with their terms; that neither this Agreement nor performance by Buyer of any of its obligations hereunder violate any provisions of existing law, the Certificate of Incorporation of Buyer as amended, or its By-Laws or any agreement, indenture, note or other instrument which is binding upon Buyer of which such counsel has knowledge; and that no action by any governmental bureau, agency or commission is requisite to the validity or enforceability of this Agreement. Such opinion will be delivered to Seller with a certified copy of a resolution of Buyer's Board of Directors expressly authorizing the execution and delivery of this Agreement.

    Section 13.2. Not later than the date hereof, Seller will provide Buyer a written opinion of its secretary or counsel addressed to Buyer stating that Seller is validly organized and existing and in good standing under the laws of the State of Wisconsin; that this Agreement has been validly executed by Seller and that Seller's obligations under this Agreement are binding, valid and enforceable in accordance with their terms; that neither this Agreement nor performance by Seller of any of its obligations hereunder violate any provisions of existing law, the Certificate of Incorporation of Seller as amended, or its By-Laws or any agreement, indenture, note or other instrument which is binding upon Seller of which such counsel has knowledge; and that no action by any governmental bureau, agency or commission is requisite to the validity or enforceability of this Agreement. Such opinion will be delivered to Buyer with a certified copy of a resolution of Seller's Board of Directors expressly authorizing the execution and delivery of this Agreement.

    Section 13.3. It is understood that any such opinions of counsel may state that the enforceability of any obligation referred to therein is subject to and may be limited by (a) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) in the case of indemnity provisions contained in this Agreement, as limited by public policy considerations.

                                  MISCELLANEOUS

    Section 14.1. Amendment. This Agreement may be amended only by an instrument in writing executed by all parties hereto.

    Section 14.2. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law principles thereunder.

    Section 14.3. Entire Agreement. This Agreement, including the Exhibits hereto, constitute the entire agreement among the parties hereto with respect to the purchase and sale of the Aircraft, and supersedes any prior oral or written agreement among the parties with respect to the subject matter hereof, including but not limited to the Agreement in Principle. All Exhibits described in this Agreement shall be deemed to be incorporated and made a part of this Agreement, except that, if there is any inconsistency between this Agreement and the provisions of any Exhibit, the provisions of this Agreement shall control.

    Section 14.4. Further Acts. At any time and from time to time, upon the request of either party hereto, the other party hereto shall promptly and duly execute and deliver any and all such further instruments, certificates, and documents as such party may reasonably deem necessary or desirable in order to obtain the full effects and benefits of this Agreement and or the rights herein granted.

    Section 14.5. Assignments. Neither party may assign or delegate this Agreement in whole or in part without the prior written consent of the other party, and any such attempted assignment or delegation will be void. This Agreement and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of each of the parties, their respective successors and permitted assigns.

    Section 14.6. Waiver. The right of either party to require strict performance and observance of any obligation hereunder will not be affected in any way by any previous waiver, forbearance or course of dealing.

    Section 14.7. Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and, subject to applicable law, shall not affect the validity or effect of any other provisions hereof. In such event, the parties hereto shall negotiate in good faith to determine appropriate modification to this Agreement.

    Section 14.8. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

    Section 14.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MESA AIRLINES, INC.


                                       By_______________________________________
                                                 Chief Executive Officer


                                       AIR WISCONSIN, INC.


                                       By_______________________________________
                                         Its:___________________________________

                                    EXHIBIT A

                             AIRCRAFT DOCUMENTATION

    See attached list [to be provided].

                                    EXHIBIT B

               FORM OF RECEIPT FOR DELIVERY OF PURCHASED AIRCRAFT

    Time:___________________________

    Date:___________________________

    Location:________________________

    Receipt for delivery of One (1) de Havilland model DHC-8-[100/300] aircraft bearing U.S. registration number N4__AW, manufacturer's serial number ______, to Mesa Airlines, Inc. ("Buyer") pursuant to the Aircraft Purchase and Sale Agreement (the "Agreement") between Buyer and Air Wisconsin, Inc. ("Seller") dated as of December ___, 1994; with such Aircraft bearing two (2) Pratt & Whitney model PW[120/123] engines with manufacturer's serial numbers _______ and ________ , and two (2) Hamilton Standard model propellers with manufacturer's serial numbers _______ and _______.

    The undersigned is authorized by Buyer to accept delivery for purchase of the Aircraft (including but not limited to the Aircraft Documentation) pursuant to the Agreement and confirms that the Aircraft (including the Aircraft Documentation) fully complied with the description set forth in the Agreement and that the Buyer hereby unconditionally and irrevocably accepts the same.


                                  Received by:

                                  ______________________________________
                                  Title:________________________________
                                              [Authorized Agent]

                                   EXHIBIT C-1

                            FORM OF FAA BILL OF SALE

    See attached form.

                                   EXHIBIT C-2

                              FORM OF BILL OF SALE

    KNOW ALL MEN BY THESE PRESENTS:

    That AIR WISCONSIN, INC. ("Seller"), a Wisconsin corporation, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, to it in hand paid by MESA AIRLINES, INC., a New Mexico corporation ("Buyer"), pursuant to the Aircraft Purchase and Sale Agreement (the "Agreement") between Buyer and Air Wisconsin, Inc. ("Seller") dated as of December ___, 1994, the receipt of which consideration is hereby acknowledged, does hereby sell, convey, transfer and deliver unto Buyer at ____________, ________________, all of Seller's right, title and interest in and to the following (collectively, the "Aircraft"):

                 (i) One (1) de Havilland model DHC-8-[100/300] aircraft bearing U.S. registration number N4__AW, manufacturer's serial number ______; with such Aircraft bearing two (2) Pratt & Whitney model PW[120/123] engines with manufacturer's serial numbers _______________ and _____________ ,and two (2) Hamilton Standard model propellers with manufacturer's serial numbers _______ and _______, together with all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment installed on or attached to said airframe and engines; and

                 (ii) the Aircraft Documentation as described in the Agreement.

    TO HAVE AND TO HOLD the said Aircraft (including but not limited to the Aircraft Documentation) to Buyer, its successors and assigns forever.

    That said Seller warrants that it has good and sufficient legal and equitable title to the said Aircraft, that it has full power and lawful authority to sell such Aircraft, that there is hereby conveyed to Buyer on the date hereof, good title to the Aircraft free and clear of any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest, equipment trust, claim or right of another (other than any such item attributable to Buyer or, if Seller has exercised its option to assign rather than pay off the applicable note obligations, any such item arising as a result of or attributable to the lender Export Development Corporation or its designated successors or assigns) and that Seller will warrant and defend such title against all claims and demands whatsoever.

    IN WITNESS WHEREOF, Seller has caused this instrument to be signed and its seal to be affixed this ____ day of ________________________, 1995.

                                       AIR WISCONSIN, INC.


                                       By_______________________________________
                                         Its:___________________________________









                                     C-2-2